As filed with the Securities and Exchange Commission on May 25, 2021

Registration No. 333-255940

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

(Amendment No.1)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AGEAGLE AERIAL SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0422242
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8833 E. 34th Street North
Wichita, Kansas 67226

Tel. No. (620) 325-6363

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicole Fernandez-McGovern

Chief Financial Officer

AgEagle Aerial Systems, Inc.

8833 E. 34th Street North,
Wichita, Kansas 67226

Tel. No. (620) 325-6363

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq.

Tahra Wright, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Tel. No. (212) 407-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company,” or an “emerging growth company” (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of AgEagle Aerial Systems Inc. filed on May 10, 2021 (the “Registration Statement”), is being filed as an exhibit-only filing to file the opinion of Sherman & Howard L.L.C., filed herewith as Exhibit 5.1 (the “Opinion”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the Opinion filed herewith as Exhibit 5.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits.

The attached Exhibit Index is filed herein or incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Sherman & Howard
10.1	Stock Purchase Agreement dated January 26, 2021 by and among AgEagle Aerial Systems, Inc., AgEagle Sensor Systems, Inc., a wholly-owned subsidiary of the Company, Parrot Drones S.A.S. and Justin B. McAllister Incorporated by reference to the Current Report on Form 8-K as filed with the SEC on January 27, 2021)*
23.1	Consent of D. Brooks and Associates CPAs, P.A., an independent registered public accounting firm*
23.2	Consent of WithumSmith+Brown, PC, an independent registered public accounting firm*
23.3	Consent of WithumSmith+Brown, PC, an independent auditor*
23.4	Consent of Salberg & Company, PA, an independent registered public accounting firm*
23.5	Consent of Morison Cogen LLP, an independent registered public accounting firm*
23.6	Consent of Sherman & Howard LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page hereto)*

* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on May 25, 2021.

AGEAGLE AERIAL SYSTEMS INC.

By:	/s/ Nicole Fernandez McGovern
Name	Nicole Fernandez-McGovern
Title:	Chief Financial Officer (principal financial officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ J Brandon Torres Declet	Chief Executive Officer and Director	May 25, 2021
Brandon Torres Declet	(Principal Executive Officer)

/s/ Nicole Fernandez-McGovern	Chief Financial Officer (Principal Financial	May 25, 2021
Nicole Fernandez-McGovern	and Accounting Officer)

*	Chairman of the Board	May 25, 2021
Barrett Mooney

*	Director	May 25, 2021
Grant Begley

*	Director	May 25, 2021
Thomas Gardner

*	Director	May 25, 2021
Louis Ingargiola

* /s/ Nicole Fernandez-McGovern
Attorney-in-Fact

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